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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-5604, 33-28593 and 33-55693) of National Sanitary Supply Company of our report dated January 31, 1995 appearing on page 9 of the 1994 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.


/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Cincinnati, Ohio
March 28, 1995